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                                                                      EXHIBIT 11

THE HARVEY ENTERTAINMENT COMPANY AND SUBSIDIARY

COMPUTATION OF EARNINGS PER SHARE
YEARS ENDED DECEMBER 31, 1996 AND 1995
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                                                                                                          WEIGHTED
                                                                                            DAYS           AVERAGE
1996                                                                     SHARES           OUTSTANDING       SHARES

Shares outstanding                                                    3,630,000             365           3,630,000
Shares issued for exercise of options                                    12,000            Various           10,000
Incremental shares - options and warrants (1)                           243,000             365             242,000
                                                                                                          ---------

                                                                                                          3,882,000
                                                                                                          =========
1995

Shares outstanding                                                    3,536,000             365           3,536,000
Shares issued for exercise of options                                    94,000           Various            62,000
Incremental shares - options and warrants (1)                           407,000             365             407,000
                                                                                                          ---------

                                                                                                          4,005,000
                                                                                                          =========
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(1)    Assumes that outstanding options and warrants were exercised and outstanding for the entire year, reduced by the assumed shares repurchased using the treasury method at the average market price of the
       Company's common stock for the year as computed below.


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                                                                                                1996              1995

Assumed proceeds from exercise of options                                                    $ 1,968,000       $ 3,989,000
Assumed proceeds from exercise of warrants                                                     3,545,000         1,499,000
                                                                                             -----------       -----------

Total proceeds                                                                               $ 5,513,000       $ 5,488,000
                                                                                             ===========       ===========

Shares assumed repurchased                                                                       602,000           434,000
Shares issuable under warrants and options                                                       844,000           841,000
                                                                                             -----------       -----------

Incremental shares                                                                               242,000           407,000
                                                                                             ===========       ===========

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